                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement No. 333-1800 of Medaphis Corporation on Form S-4 and to the incorporation by reference in Registration Statements Nos. 33-46847, 33-64952, 33-67752, 33-71556, 33-88442, 33-88444, 33-90876, 33-90874, 33-95742, 33-95746, 33-95748,
333-03213, 333-07201, 333-07203 and 333-07627 of Medaphis Corporation on Form
S-8 of our report dated May 6, 1996 (October 22, 1996 as to Note 18), which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 1995 supplemental consolidated financial statements, appearing in this Current Report on Form 8-K/A of Medaphis Corporation.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
January 10, 1997